Exhibit 5.1

COUCH WHITE, LLP counselors and attorneys at law	Couch White, LLP 540 Broadway, P.O. Box 22222 Albany, New York 12201-2222 Tel. (518) 426-4600

April 18, 2017

Mechanical Technology, Incorporated

325 Washington Avenue Extension

Albany, New York 12205

Re:  Securities Registered for Resale under Registration Statement on Form S-1

Ladies and Gentlemen:

            We have acted as special counsel to Mechanical Technology, Incorporated, a New York corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-1 (Registration No. 333-_________) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of a maximum of 3,750,000 shares of common stock of the Company, par value $0.01 per share (the “Selling Shareholder Shares”), being offered by Brookstone Partners XXIV, LLC, a Delaware limited liability company (the “Selling Shareholder”).

You have requested that we give the opinion set forth in this letter and we are furnishing this opinion solely pursuant to the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission under the Securities Act.  The opinion set forth below is limited to the New York Business Corporation Law (which includes judicial opinions interpreting the New York Business Corporation Law).

In rendering our opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) that certain Securities Purchase Agreement, dated as of October 21, 2016, by and between the Company and the Selling Shareholder (the “Securities Purchase Agreement”), (ii) the Company’s certificate of incorporation, as amended, restated and corrected through October 21, 2016, (iii) the Company’s bylaws, as amended and restated as of December 13, 2007, (iv) minutes of meetings, resolutions and written consents of the board of directors of the Company as provided and certified to us by the Company, (v) a stock certificate representing the Seller Shareholder Shares provided to us by the Company and (vi) such other agreements, certificates and documents of public officials, officers and other representatives of the Company as we have found appropriate to give the opinions set forth below.  We have relied, without independent verification, on certificates of and filings with public officials and, as to matters of fact material to the opinions set forth below, on certificates of the Company.

 (C0016392.3)

In our examination, we have assumed (i) the legal capacity of all natural persons executing the Securities Purchase Agreement and other agreements, certificates and documents referenced within or related thereto, (ii) the genuineness of all signatures thereon, (iii) the authority of all persons signing the Securities Purchase Agreement and such other agreements, certificates and documents on behalf of the parties thereto, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (vi) the authenticity of the originals of such latter documents.  As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Selling Shareholder Shares have been duly authorized and are validly issued, fully paid and, subject to Section 630 of the New York Business Corporation Law, non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Couch White, LLP

  (C0016392.3)